UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2023

Moatable, Inc.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-35147

Cayman Islands	45 West Buchanan Street, Phoenix, Arizona, 85003	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(833) 258-7482
(Registrant’s telephone number, including area code)

Renren Inc.

(Former name or former address, if changed

since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 45 Class A ordinary shares	MTBL	The New York Stock Exchange
Class A ordinary shares, par value $0.001 per share*	MTBL	The New York Stock Exchange

* Not for trading, but only in connection with the listing on The New York Stock Exchange of American depositary shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2023, Renren Inc. (the “Company”) held its 2023 Annual General Meeting of Shareholders where the Company’s shareholders approved as a special resolution the change of the Company’s legal name from “Renren Inc.” to “Moatable, Inc.”, effective upon the time and date as determined by the Company’s Board of Directors at its sole discretion.

The Company has filed the Certificate of Incorporation on Change of Name (“Certificate of Name Change”) with the Registrar of Companies in the Cayman Islands to change the Company’s legal name from “Renren Inc.” to “Moatable, Inc.” (the “Name Change”), effective as of June 22, 2023. A copy of such Certificate of Name Change is filed as Exhibit 3.1 to this Current Report on Form 8-K.

In connection with the Name Change, trading of the American depositary shares representing the Company’s Class A ordinary shares on the New York Stock Exchange will be under the new ticker symbol “MTBL” from June 22, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation on Change of Name, effective June 22, 2023

104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOATABLE, INC.

		By:	/s/ Chris Palmer
Date:	June 22, 2023		Chris Palmer
Chief Financial Officer